Exhibit 10.1

Bank of America

AMENDMENT NO. 3 TO LOAN AGREEMENT

This Amendment No. 3 (the “Amendment”) dated as of July 31, 2015, is between Bank of America, N.A. (the “Bank”) and Wayfair LLC (the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of October 29, 2012 (together with any previous amendments, the “Agreement”). The current commitment amount of Facility No. 1 is $10,000,000.00.

B. The Bank and the Borrower desire to amend the Agreement.

C. The Bank and the Borrower previously entered into a certain Amendment No. 1 to Loan Agreement dated as of June 6, 2014 which should have been numbered Amendment No. 2. Amendment No. 1 dated June 6, 2014 is hereby corrected to read “Amendment No. 2 to Loan Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 Paragraph 1.1 is hereby amended to read in its entirety as follows:

1.1                   Line of Credit Amount and Card Program Amount.

(a)               Line of Credit. During the availability period described in Paragraph 1.2, the Bank will provide a line of credit to the Borrower (the “Line of Credit”).  The maximum amount of the Line of Credit (the “Facility No. 1 Commitment”) is Ten Million and 00/100 Dollars ($10,000,000.00).

(b)               Card Program Amount.  As of the date hereof, the Bank has agreed to provide a card program to the Borrower (“Card Program”) in the amount indicated for each period set forth below:

Period	Amount

From the date of this Amendment until September 30, 2015	$25,000,000.00

From October 1, 2015 until February 28, 2016	$35,000,000.00

From March 1, 2016 until the Facility No. 1 Expiration Date	$25,000,000.00

The terms and conditions of the Card Program, including the terms governing the availability and termination of credit are set forth in the Card Program documentation.

(c)                Maximum Credit Exposure under Line of Credit and Card Program: In no event shall the Facility No. 1 Commitment together with the commitment under the Card Program exceed at any time:

Period	Amount

From the date of this Amendment until September 30, 2015	$35,000,000.00

From October 1, 2015 until February 28, 2016	$45,000,000.00

From March 1, 2016 until the Facility No. 1 Expiration Date	$35,000,000.00

(d)               The Facility No. 1 Commitment is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them subject to the maximum amount limitations set forth in paragraphs (a) and (c) above.

(e)                The Borrower agrees not to permit the principal balance outstanding under the Line of Credit to exceed the Facility No. 1 Commitment as such commitment may be reduced from time to time by the Card Program. If the Borrower exceeds the applicable limitation, the Borrower will immediately pay the excess to the Bank upon the Bank’s demand

2.2 In Paragraph 1.2, entitled Availability Period, the date “July 31, 2015” is changed to “July 31, 2016”.

2.3 Paragraph 6.10, entitled Tax Matters, is hereby deleted in its entirety.

2.4 Paragraph 7.2 is hereby amended to read in its entirety as follows:

7.2                   Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time. The Bank reserves the right, upon written notice to the Borrower, to require the Borrower to deliver financial information and statements to the Bank more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)                     Within 60 days of the fiscal year end, the annual financial statements of the Borrower, certified and dated by an authorized financial officer. These financial statements may be company-prepared. The statements shall be prepared on a consolidated basis.

(b)                     Copies of the Form 10-K Annual Report for the Borrower within 120 days after the date of filing with the Securities and Exchange Commission. The statements shall be prepared on a consolidated basis.

(c)                     Copies of the Form 10-Q Quarterly Report for the Borrower within 45 days after the date of filing with the Securities and Exchange Commission. The statements shall be prepared on a consolidated basis.

(d)                    Within 60 days of the end of each fiscal year and within 45 days of the end of each quarter (including the last quarter in each fiscal year), a compliance certificate of the Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement applicable to the party submitting the information and, if any such default exists, specifying the nature thereof and the action the party is taking and proposes to take with respect thereto. The statements shall be prepared on a consolidated basis.

2.5 In Paragraph 7.7 (f), the amount “$100,000.00” is changed to “$1,000,000.00”.

2.6 Paragraph 7.7 (g) Other Debts is hereby added:

(g)                                     Any commercial leases for additional warehouse or office space.

2.7 Paragraph 7.9 (a) is hereby amended to read in its entirety as follows:

7.9                   Maintenance of Assets.

(a)                     Not to sell, assign, lease, transfer or otherwise dispose of any part of the Borrower’s business or the Borrower’s assets except in an aggregate amount not exceeding Three Million and 00/100 Dollars ($3,000,000.00) in any fiscal year.

2.8  The requirements of paragraph 7.10 shall not apply to investments made by the Borrower in accordance with its written investment policy

2.9 Paragraph 7.12, entitled Change of Management or Ownership, is hereby deleted in its entirety.

2.10 Paragraph 7.13(a) is hereby amended to read in its entirety as follows:

7.13                        Additional Negative Covenants

(a)                                 Enter into any consolidation, merger, or other combination. These requirements shall not restrict the Borrower from completing an acquisition of stock or assets otherwise permitted hereunder.

2.11 Paragraph 7.13 (b), is hereby deleted in its entirety.

2.12 Paragraph 7.14 (a) and (e) is hereby amended to read in its entirety as follows:

7.14                        Notices to Bank

(a)                                 Any dispute over Ten Million and 00/100 Dollars ($10,000,000.00) between any governmental authority and the Borrower or any Obligor.

(e)                                  Any change in the Borrower’s or any Obligor’s name, legal structure, principal residence (for an individual), state of registration (for a registered entity), piece of business, or chief executive office if the Borrower or any Obligor has more than one place of business; provided however, that the foregoing requirement shall not apply (i) to any such change that does not materially affect Borrower’s obligations hereunder, and (ii) in any event, to the corporate reorganization completed by the Borrower in connection with its initial public offering in October 2014.

2.13 Any reference in the Agreement to the “British Bankers Association LIBOR Rate” is amended to read as follows:  “the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank).”

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.

4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

4.1 If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery, and performance by the Borrower and/or such guarantor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

4.2 Certificate of Limited Liability Company - Authorization to Borrow executed by the Borrower.

4.3 Guaranty executed by Wayfair Inc.

4.4 Resolutions Authorizing Execution of Guaranty executed by Wayfair Inc.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties executed this Amendment as of the date stated at the beginning of this Amendment, intending to create an instrument executed under seal.

Bank of America, N.A.

By:	/s/ Deborah Lawrence-Swallow
Deborah Lawrence-Swallow, Senior Vice President

BORROWER(S):

Wayfair LLC

By:	/s/ Nicholas Malone	(Seal)
Nicholas C. Malone, Chief Administrative Officer and Treasurer

CONSENT AND REAFFIRMATION OF GUARANTORS

Each of the undersigned, as a guarantor of the Borrower’s obligations to the Bank under the Agreement, hereby (i) acknowledges and consents to the foregoing Amendment, (ii) reaffirms its obligations under its respective guaranty in favor of the Bank and under any agreement under which it has granted to the Bank a lien or security interest in any of its real or personal property, and (iii) confirms that such guaranty and other agreements, including but not limited to the Dispute Resolution Provision, remain in full force and effect, without defense, offset, or counterclaim.  (Capitalized terms used herein shall have the meanings specified in the foregoing Amendment.)

Although each of the undersigned has been informed of the terms of the Amendment, each understands and agrees that the Bank has no duty to so notify it or any other guarantor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

Dated as of July 31, 2015.

GUARANTOR(S):

Wayfair Inc.

By:	/s/ Nicholas Malone	(Seal)
Nicholas C. Malone, Chief Administrative Officer and Treasurer